UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2011

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, on June 2, 2010, SemGroup Corporation (“SemGroup”) entered into a severance agreement with each of the following named executive officers of SemGroup: Robert N. Fitzgerald, Senior Vice President and Chief Financial Officer; Candice L. Cheeseman, General Counsel; and Timothy R. O’Sullivan, Vice President, Corporate Planning and Strategic Initiatives (each individually, a “Severance Agreement,” and collectively, the “Severance Agreements”). Each Severance Agreement was for a term ending on June 2, 2012. For a description of the Severance Agreements, see SemGroup’s proxy statement for the 2011 Annual Meeting under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance Agreements.” A form of the Severance Agreements was filed as Exhibit 10.13 to SemGroup’s Amendment No. 2 to Form 10 filed with the Securities and Exchange Commission on July 23, 2010.

On November 18, 2011, SemGroup entered into an amendment to each of the Severance Agreements for the sole purpose of extending the term of each Severance Agreement from a term ending on June 2, 2012, to a term ending on June 1, 2014 (the “Amendments”). A form of the Amendments is attached hereto as Exhibit 10. The foregoing description of the Amendments is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10	Form of Amendment to Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: November 23, 2011	By:	/s/ Norman J. Szydlowski
Norman J. Szydlowski
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibit is filed herewith.

Exhibit No.	Description

10	Form of Amendment to Severance Agreement.

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